EXHIBIT 99

  FOR IMMEDIATE RELEASE     FOR MORE INFORMATION CONTACT:
  04/30/98                  Investors: Mary Healy     630-623-6429
                            Media:     Chuck Ebeling  630-623-6150



  GREENBERG NAMED McDONALD'S CHIEF EXECUTIVE OFFICER; CANTALUPO AND FELDMAN
                            PROMOTED TO KEY POSTS


  OAK BROOK, IL -- Chairman Michael R. Quinlan and the Board of Directors of McDonald's Corporation announced today the appointment of Jack M. Greenberg to the position of President and Chief Executive Officer of the worldwide company, effective August 1, l998.

  Greenberg, currently Vice Chairman of the corporation and Chairman, CEO of McDonald's USA, succeeds Quinlan as worldwide CEO, and will report directly to the Board of Directors. Quinlan, who has held the CEO position since 1987, continues as Chairman of the McDonald's Board.

  In other Board actions:

  James R. Cantalupo, currently President and CEO of McDonald's International, has been promoted to the post of Vice Chairman, McDonald's Corporation, and Chairman and CEO, McDonald's International, reporting to Greenberg. As Vice Chairman, Cantalupo will assume additional corporate responsibilities, with Michael L. Conley, Executive Vice President and Chief Financial Officer, reporting to him.

  Alan D. Feldman, currently Division President, Northeast Division, McDonald's USA, has been named President, McDonald's USA, reporting to Greenberg.

  In announcing these important management changes, Board Chairman Quinlan said, "I'm proud to pass the baton to Jack Greenberg, because he is thoroughly prepared to take on the challenging responsibilities of being chief executive officer of the world's number one brand. Since joining the company in 1982, he has demonstrated leadership in all aspects of our business, and I speak for the entire board when I say there is no better qualified or more enthusiastic person anywhere to take over executive authority for the company.

  "I've been CEO for more than a decade, and I think it is time to utilize the tremendous depth of management skill at McDonald's as we move into the next century," Quinlan continued. "I will remain actively involved with McDonald's as board chairman, working to strengthen relationships throughout the McDonald's system."

  In accepting his new responsibilities, Greenberg said, "Mike Quinlan is a good friend and a great boss. He has led McDonald's through the greatest growth period in our company's history -- nearly tripling systemwide sales, and more than quadrupling our total shareholder value. He carried forward the pioneering work of our founder, Ray Kroc, and our Sr. Chairman, Fred Turner, and in the process Mike solidified McDonald's undisputed position as the world's leading food service organization. I am thrilled, humbled, and deeply appreciative to Mike Quinlan and the Board for giving me the unparalleled opportunity to lead this great global company.

  "I'm delighted that Jim Cantalupo, who has done an outstanding job of leading our international expansion for more than a decade, will expand his influence as Vice Chairman of the corporation. And in Alan Feldman, we have selected a thoughtful and decisive leader to continue the momentum that the entire U.S. team has established.

  "I see a bright future ahead with continuing profitable growth for the company, our owner/operators, suppliers, and shareholders," Greenberg continued. "I'm proud of the initiatives our team has underway in the United States, and equally confident that our growth strategies internationally are on target. We have outstanding executives in place to lead these broad sectors of our business, and together we will work to leverage the strength of our brand globally. Additionally, with Jim taking on additional corporate responsibilities, I will be able to maintain a sharp focus on our global operations objective of ensuring that McDonald's provides our customers with the best restaurant experience in the world."


                              JACK M. GREENBERG
                     PRESIDENT & CHIEF EXECUTIVE OFFICER
                           McDONALD'S CORPORATION

       Jack M. Greenberg was appointed president and chief executive officer of McDonald's Corporation, effective August 1, 1998.

       Prior to this post, he served as vice chairman of McDonald's Corporation, and chairman and chief executive officer of McDonald's U.S.A.

       He has been a member of McDonald's board of directors since he joined the company in 1982 as executive vice president and chief financial officer. In February, 1990, he was promoted to senior executive vice president, and in January, 1992, to vice chairman.

       Prior to his promotion to vice chairman, Greenberg worked directly in field operations in 1990 and as a regional manager in 1991. In October of 1996, Greenberg was named chairman of McDonald's U.S.A., and chief executive officer in July of 1997.

       Before joining McDonald's, Greenberg was director of tax services for both the Midwest region and the Chicago office of Arthur Young & Company. He joined Arthur Young & Company in 1964, became a partner in 1974, and was named director of tax services for the Chicago office and for the Midwest region in 1975 and 1977, respectively. He was elected to the firm's management committee in 1981.

       A graduate of DePaul University School of Commerce, Greenberg also earned a juris doctor degree from DePaul University School of Law. He is a certified public accountant and a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and the Chicago Bar Association, where he served as former chairman of the federal tax committee and was president of the board of trustees of the Chicago Bar Foundation. He also served on the board of the Chicago Association of Commerce and Industry (CACI) and Kinder-Care Learning Centers, Inc.

       Currently, Greenberg serves on the board of directors of Arthur J. Gallagher and Company, Harcourt General and Stone Container Corporation. Presently, he is vice chairman of the board of trustees of DePaul University. Previously, he served as chairman of the board of trustees at DePaul. He is a member of the Chicago Lighthouse of the Blind Capital Campaign Steering Committee.

       In addition, he serves on the board of The Executives' Club of Chicago and is a member of Chicago's Commercial Club. He is an honorary director of the American-Israel Chamber of Commerce and Industry, Inc., of Metropolitan Chicago.

       He has lectured at DePaul University School of Law and in the DePaul University College of Commerce masters in taxation program.

       Greenberg and his wife, Donna, have one son and two daughters.


                               ALAN D. FELDMAN
                         PRESIDENT -  McDONALD'S USA

       Alan D. Feldman was named president for McDonald's USA, effective August 1, 1998.

       Prior to his appointment, he served as president of the Northeast Division. As president of the Northeast Division, he was responsible for more than 2,300 restaurants in the Northeastern United States. He was promoted to this post in July of 1997.

       Previously, he served as senior vice president and zone manager, a post he was named to in July of 1996, responsible for the operations of McDonald's restaurants and new restaurant development for five eastern McDonald's regions.

       Before joining McDonald's in 1994 as a zone manager and corporate vice president, he held a variety of positions with Pizza Hut, Inc., starting in 1986. While at Pizza Hut, he served as senior vice president, business strategy, and chief financial officer. Prior to that, he had responsibility for the company's 5,000 domestic units.

       In addition, he has held director-level positions with Frito Lay, served as a principal consultant with A.T. Kearney Management Consultants and worked as vice president of operations at Cidair Structures
  Corporation.

       Feldman earned both his master's of business administration degree and his bachelor's degree from the University of Illinois.

       He and his wife, Deborah, and their three children, reside in Hinsdale, IL.


                             JAMES R. CANTALUPO
                   VICE CHAIRMAN - McDONALD'S CORPORATION
         CHAIRMAN & CHIEF EXECUTIVE OFFICER McDONALD'S INTERNATIONAL

       James R. Cantalupo serves as vice chairman of McDonald's Corporation and chairman and chief executive officer of McDonald's International, effective August 1, 1998.

       Prior to this post, he was president and chief executive officer, McDonald's International, and has been a member of the board of directors of McDonald's Corporation since 1987.

       Cantalupo joined the company as controller in 1974, after eight years with Arthur Young & Company. He was promoted to vice president in 1975 and senior vice president in 1981. Since then, Cantalupo served as district manager in Chicago region, and in 1985 was appointed zone manager with responsibility for McDonald's operating regions in the northeastern U.S. He was appointed to president, McDonald's International in 1987, and president and chief executive Officer in 1991.

       He serves on the board of directors of Morton International. He also serves as a member of the board of trustees of the National Multiple Sclerosis Society, Chicago chapter, and served for two years as its Chairman. He is a past president of the International Federation of the Multiple Sclerosis Societies and currently serves on its board of directors.

       In addition, Cantalupo serves on the board of trustees of Ronald McDonald House Charities (RMHC), and previously served as a director of the Northern Trust Bank/DuPage.

       A graduate of the University of Illinois, Cantalupo is a certified public accountant. He and his wife, JoAnn, have two children.

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